Exhibit 10.20.4

Date:	November 23, 2016

To:	Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, NY 10591-6707

Attention:	Dominick Agron
VP and Treasurer
777 Old Saw Mill River Road
Tarrytown, NY 10591-6707

Facsimile:	(914) 847-1555

From:	Goldman, Sachs & Co.

Re:	Termination of the Warrant Transaction between Goldman, Sachs & Co. and Regeneron Pharmaceuticals, Inc.

________________________________________________________________________________________________

Dear Sir/Madam:

Goldman, Sachs & Co. (“GS&Co.”) and Regeneron Pharmaceuticals, Inc. (“Issuer”) are parties to a warrant transaction (the “Transaction”) evidenced by the Master Terms and Conditions for Base Warrants Issued by Regeneron Pharmaceuticals, Inc. dated as of October 18, 2011, supplemented by the written confirmation dated as of October 18, 2011 and amended by the Amendment dated as of May 15, 2014, the Second Amendment dated as of November 25, 2014 and the Third Amendment dated as of February 27, 2015 (as so supplemented and amended, the “Confirmation”). Terms used herein but are not otherwise defined shall have meanings assigned to them in the Confirmation.

1. Termination.

(a) Effective on the date hereof, the Number of Warrants for each Component of the Transaction shall be reduced to zero, and the Transaction, and the respective rights and obligations of each party hereto under the Transaction, shall be terminated, cancelled and extinguished and deemed to have been satisfied and discharged in full, the only remaining obligation of the parties with respect to such Transaction shall be the obligation of Counterparty to make the Termination Payments as set forth below, and no other payments or deliveries shall be due to or from either Dealer or Counterparty pursuant to the terms of the Confirmation with respect to such Warrants; and each party hereto shall be released and forever discharged by each other party hereto from obligations under the Transaction and the Confirmation with respect to such Warrants, other than with respect to representations and warranties set forth in the Confirmation and with respect to indemnification or contribution obligations under the Confirmation arising as a result of events occurring prior to the date hereof, each of which shall survive.

(b) In consideration of the termination of the Transaction as provided herein, Issuer agrees to pay to GS&Co. on the Payment Dates set forth below the respective amount in USD set forth below (the “Termination Payments”).

November 25, 2016 Settlement

Applicable Number of Warrants:	194,777
First Termination Payment Amount:	USD 58,902,512.57
Payment Date:	November 25, 2016

November 28, 2016 Settlement

Applicable Number of Warrants:	197,477
First Termination Payment Amount:	USD 58,530,208.03
Payment Date:	November 28, 2016

November 29, 2016 Settlement

Applicable Number of Warrants:	197,997
First Termination Payment Amount:	USD 58,753,629.78
Payment Date:	November 29, 2016

2. Representations and Warranties.

(a) Each party represents to the other party that:

(i) It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

(ii) It has the power to execute this agreement and any other documentation relating to this agreement to which it is a party, to deliver this agreement and any other documentation relating to this agreement that it is required by this agreement to deliver and to perform its obligations under this agreement and has taken all necessary action to authorize such execution, delivery and performance.

(iii) Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

(iv) All governmental and other consents that are required to have been obtained by it with respect to this agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(v) Its obligations under this agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Issuer represents and warrants to and for the benefit of GS&Co. as follows:

(i) (A) On the date hereof, Issuer is not aware of any material non-public information regarding Issuer or the Shares and (B) its most recent Annual Report on Form 10-K, taken together with all reports and other documents subsequently filed by Issuer with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii) On the date hereof and on each Payment Date and the Termination Payment Date, (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(iii) Issuer acknowledges its responsibilities under applicable federal securities laws, including, without limitation, Rule 10b-5 under the Exchange Act, in relation to the Transaction and this agreement.

4. Counterparts. This agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

5. Governing Law. The provisions of this agreement shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it in the manner indicated in the attached cover letter.

GOLDMAN, SACHS & CO.

By:	/s/Daniela A. Rouse
Name:	Daniela A. Rouse
Title:	Vice President

Agreed and Accepted By:

REGENERON PHARMACEUTICALS, INC.

By:	/s/Dominick Agron
Name:	Dominick Agron
Title:	Vice President and Treasurer